Exhibit D-3

               BEFORE THE NEW MEXICO PUBLIC REGULATION COMMISSION
               --------------------------------------------------

In the Matter of Public Service Company of New      )
Mexico's Transition Plan Filed Pursuant to the      )
Electric Utility Industry Restructuring Act of 1999 )
                                                    ) Utility Case No. 3137
PART I - Authorizations Requested in Connection     ) PART I - Shell Corporation
with PNM's Separation Plan - Shell Corporation      ) Approval
Approval                                            )
                                                    )
Public Service Company of New Mexico,               )
                                                    )
                           Petitioner.              )
                           --------------------------

                                   APPLICATION
                                   -----------

         Public Service Company of New Mexico ("PNM" or "Company"), a utility regulated in New Mexico by the New Mexico Public Regulation Commission ("NMPRC" or "Commission"), hereby applies to the Commission for a final order by February 1, 2000, authorizing PNM to form two subsidiary shell corporations, specifically
(1) a subsidiary of PNM that will ultimately become the holding company for PNM's regulated and competitive business subsidiaries, and (2) a subsidiary of PNM that will ultimately become the regulated utility company for PNM's regulated transmission and distribution electric and gas company to comply with the Electric Utility Industry Restructuring Act of 1999, SB 428, NMSA 1978, ss.ss. 62-3A-1 through 23 (1999) ("Restructuring Act" or "Act").

         This Application is being filed concurrently with PNM's Part II Application for approval of its Separation Plan. The Part II Separation Plan Application seeks all approvals necessary for the Company's restructuring pursuant to NMSA 1978, ss. 62-3A-6(A)(1) (1999).

1.       Background and Introduction
         ---------------------------

         a. The Restructuring Act requires a public utility to file its Transition Plan no later than March 1, 2000, for Commission approval on or before December 1, 2000, to show how it intends to comply with the Act. NMSA 1978, ss. 62-3A-6(A) (1999).


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         b. The  transition  plan must  include a  detailed  description  of the public utility's:

            (1) proposal and alternatives to separate its supply service and energy-related service assets from its distribution and transmission services assets pursuant to Section 8 [62-3A-8 NMSA 1978] of the Restructuring Act;

            (2) associated unbundled cost-of-service studies and an explanation of all cost allocations made to the unbundled services;

            (3) proposed methodologies to allow residential and small business customers to have customer choice without requiring additional end-use metering equipment;

            (4) proposals to implement customer choice and open access;

            (5) proposed standard offer service tariffs, exclusive of price terms that shall be incorporated prior to customer choice, for residential and small business customers that do not select a power supplier pursuant to customer choice eligibility;

            (6) proposed competitive procurement process or other process for the selection of power supply for standard offer service tariffs, together with a proposed rate setting procedure. The initial procurement of power for standard offer service shall occur at least three months prior to customer choice, or earlier as determined by the commission, so that price terms can be the basis for determination of stranded costs;

            (7) proposed tariffs for distribution service for customers and competitive power suppliers, and transmission service, either on file with a federal regulatory agency having jurisdiction or as proposed by the public utility;

            (8) the projected amounts of stranded costs and transition costs sought to be recovered by the public utility;

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            (9) proposed non-bypassable wires charges for recovery of transition costs and stranded costs allocated among customer classes;

            (10) proposed system for the collection, recovery and accounting of the system benefits charge and stranded and transition costs through wires charges;

            (11)  proposed  customer  education  programs,   necessary  computer
            hardware and software modifications and meter upgrades necessary to provide open access;

            (12)   proposed   procedures   for   balancing,    settlements   and
            communications with competitive power suppliers; and

            (13) any other information, documentation or justification requested by the commission.

NMSA 1978, ss. 62-3A-6 (1999).

         c.  PNM is filing its Transition Plan in three Parts.

             o Part I, this filing, requests approval by February 1, 2000, of a Class II transaction creating two subsidiary shell corporations required in order to set in motion certain federal filings and shareholder approvals necessary to effectuate PNM's Separation Plan ("Shell Corporation Approval" or "Part I").

             o Part II, filed concurrently with the instant filing, requests, no later than June 1, 2000, all NMPRC approvals necessary for PNM to implement its Separation Plan in accordance with NMSA 1978, ss. 62-3A-6(A)(1) (1999) and other provisions of the Public Utility Act ("Separation Plan" or "Part II").

             o Part III will include all Transition Plan requirements other than its Separation Plan and will be filed no later than March 1, 2000, and will comply with NMSA 1978, ss.ss. 62-3A-6(A)(2) through (13) (1999) of the Act ("March 1 Filing" or "Part III").

         d. PNM is filing its Transition Plan in three parts for the following reasons:

             (1) The Restructuring Act requires all public utilities to, before January 1, 2001,

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


                   separate into at least two corporations, separating supply service and energy-related service consisting of generation and power supply facilities, operations and services and energy-related facilities, operations and services that are to be made available to the public pursuant to the Electric Utility Industry Restructuring Act of 1999 on a competitive unregulated basis from transmission and distribution services consisting of transmission facilities, operations and service, distribution facilities, operations and service and customer billing and metering that are to be made available to the public pursuant to that act on a regulated basis.

NMSA 1978, ss. 62-3A-8(B) (1999).

             (2) The Act further requires public utilities to accomplish this separation "by either the creation of separate affiliated companies that may be owned by a common holding company, through the creation of separate non-affiliated corporations or through the sale of assets to one or more third parties." NMSA 1978, ss. 62-3A-8(C) (1999).

             (3) PNM has opted to create separate affiliated companies owned by a common holding company to comply with the Act. Part I of its Transition Plan is the critical first step.

             (4) The transition to competition will require massive organizational, institutional and operational changes by PNM. Early approvals of
Part I and Part II of its Transition Plan, filed concurrently today, authorizing by February 1, 2000, formation of the shell corporations, and implementation of the Separation Plan by July 1, 2000, respectively, will give PNM six months to carry out the internal organizational changes necessary to be ready for customer choice by January 1, 2001. By phasing these changes, PNM believes that the transition to competition can be more orderly and manageable for customers, the Commission and PNM.

             (5) In addition, filing Parts I and II of its Transition Plan at this time allows PNM to coordinate these filings with those required by the United States Securities and Exchange Commission, the Federal Energy Regulatory Commission, the Federal Communications Commission, and the Nuclear Regulatory Commission. With these filings completed, PNM can turn its attention to the balance of its Transition Plan.

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

             (6) The Act does not prohibit, and in fact is consistent with, Commission approval of formation of the shell corporations prior to Commission approval of the remainder of the Transition Plan. NMSA 1978, ss. 62-3A-6(A)
(1999).

2.       Summary of PNM's Separation Plan
         --------------------------------

         PNM has chosen to separate its generation from its transmission and distribution assets by creation of separate affiliated companies owned by a common holding company ("HoldingCo"). All non-competitive and ancillary services for the provision of electric transmission and distribution service as well as gas distribution service will be provided by a regulated utility corporation, referred to herein as "UtilityCo." Competitive generation energy supply and ancillary supply service will be provided by a separate, unregulated corporation referred to as "PowerCo." As required by the Act, unregulated service will not be provided by a regulated company.

3.       Approvals Requested
         -------------------

         a. The approval of the formation of the two shell corporations requested herein is for the limited purpose of setting in motion certain federal filings and shareholder approvals. The final order requested by this Application (Part I) does not seek substantive approval of PNM's Separation Plan (Part II).

         b. The formation of the shell subsidiaries requested in this Application will not materially or adversely affect PNM's ability to provide reasonable and proper utility service at fair, just and reasonable rates. Because the formation of the subsidiaries as requested herein is specifically contemplated by the Restructuring Act and because of the limited purpose of this request, PNM respectfully requests in this filing a variance pursuant to Rule
450.25 from any provisions of Rule 450, including the filing of a general diversification plan ("GDP") for purposes of this Part I Application. See, NMSA 1978, ss. 62-3A-23 (1999). PNM has filed a GDP with its Separation Plan (Part
II).

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

         c. PNM respectfully submits that approval of this Application does not require a hearing because the shell corporations will be able to operate as functional corporations only if the Separation Plan in the Part II Application is approved.

         d. This Application is supported by the testimony of Terry R. Horn, Vice President and Treasurer of PNM.

4.       Pleadings and notice should be sent to:
         ---------------------------------------

                  PUBLIC SERVICE COMPANY OF NEW MEXICO
                  Terry R. Horn, Vice President & Treasurer
                  Alvarado Square, MS-2704
                  Albuquerque, NM 87158
                  (505) 241-2117

                  PUBLIC SERVICE COMPANY OF NEW MEXICO
                  Charles W. Gunter, Regulatory Project Manager
                  Alvarado Square, MS-0920
                  Albuquerque, NM 87158
                  (505) 241-2212

                  EASTHAM JOHNSON MONNHEIMER & JONTZ, P.C.
                  Marilyn C. O'Leary
                  Charlotte Lamont
                  Attorneys for Public Service Company of New Mexico 500 Marquette NW, Suite 1200
                  Albuquerque, New Mexico 87102
                  P.O. Box 1276
                  Albuquerque, New Mexico  87103
                  (505) 247-2315 (Telephone)
                  (505) 764-5480 (Facsimile)


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


         WHEREFORE, PNM respectfully requests a final order by February 1, 2000, from the Commission authorizing PNM: (1) to form a subsidiary of PNM that will ultimately become the holding company for PNM's regulated and competitive business subsidiaries; (2) to form a subsidiary of PNM that will ultimately become the regulated utility company for PNM's regulated electric and gas, transmission and distribution services; and (3) to minimally capitalize the corporations as discussed in the testimony, all in order to comply with the Restructuring Act.

                                   Respectfully submitted,

                                   PUBLIC  SERVICE  COMPANY  OF NEW  MEXICO
                                   Joanne Reuter,  Deputy  General  Counsel
                                   414 Silver, SW, M-S 0806 Albuquerque, NM
                                   87102 (505) 241-4932

                                   WHITE, KOCH, KELLY & McCARTHY, P.A.
                                   Benjamin Phillips
                                   Rebecca Dempsey
                                   Post Office Box 787
                                   Santa Fe, NM 87504-0787
                                   (505) 982-4374

                                   EASTHAM JOHNSON MONNHEIMER & JONTZ, P.C.

                                   By   /s/ Marilyn C. O'Leary
                                      -------------------------
                                      Marilyn C. O'Leary
                                      Charlotte Lamont
                                      Attorneys for Public Service Company of
                                        New Mexico
                                      500 Marquette NW, Suite 1200
                                      Albuquerque, New Mexico 87102
                                      P.O. Box 1276
                                      Albuquerque, New Mexico  87103
                                      (505) 247-2315


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